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                ELLIS, FUNK, GOLDBERG, LABOVITZ & DOKSON, P.C.

                                ATTORNEYS AT LAW
DONALD J. ELLIS              ONE SECURITIES CENTRE
DAVID I. FUNK                      SUITE 400            OF COUNSEL:
ROBERT B. GOLDBERG (GA&SC)     3490 PIEDMONT ROAD       RUSSELL H. KASPER, P. C.
ALBERT L. LABOVITZ (GA&AL)   ATLANTA, GEORGIA 30305
ROBERT N. DOKSON                  404-233-2800
       ____
DAVID G. HESTER (GA&NC)     FACSIMILE   404-233-2188


                                 July 12, 1999                         EXHIBIT 5
                                                                       ---------

AirTran Holdings, Inc.
9955 AirTran Blvd.
Orlando, Florida 32827

     Re:  AirTran Holdings, Inc. Registration Statement on Form S-8
          ---------------------------------------------------------

Gentlemen:

     At your request we have examined the Registration Statement on Form S-8 filed by AirTran Holdings, Inc. (the "Company"), a Nevada corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 5,000,000 shares of Common Stock, $.001 par value per share, of the Company (the "Common Stock") issuable by the Company upon the exercise of options that have been granted or may be granted under the Company's 1996 Stock Option Plan (the "Option Plan").

     As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials, officers of the Company and other instruments relating to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion herein expressed.

     Upon the basis of the foregoing, it is our opinion that the Common Stock to be issued and sold by the Company under the Option Plan will be, upon exercise of the options in accordance with the terms of the Option Plan (including payment by the optionee of the option exercise price) and issuance of shares by the Company, legally issued, fully-paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                             Yours truly,

                                             ELLIS, FUNK, GOLDBERG, LABOVITZ
                                             & DOKSON, P.C.

                                             By: /s/ Robert B. Goldberg
                                                 -------------------------------
                                                 Robert B. Goldberg